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                                                                    EXHIBIT 99.1


AVAX TECHNOLOGIES, INC.                                        CONTACT:
NASDAQ: AVXT                                                   DAVID TOUSLEY
FOR IMMEDIATE RELEASE                                          (816) 960-1333



                         AVAX PROVIDES REGULATORY UPDATE


KANSAS CITY, MO., APRIL 23, 2001. AVAX Technologies, Inc. (NASDAQ: AVXT - news) announced today that it has received written notifications from the U.S. Food and Drug Administration (FDA) confirming the previously-reported clinical hold of AVAX's M-Vax and O-Vax autologous cancer vaccine clinical trials. The written notifications contain numerous FDA comments, questions and requests for additional information concerning the M-Vax and O-Vax products and clinical trials, and goes beyond the scope of prior oral communications from the FDA. The FDA request for additional information, while including issues related to the sterility of tumor cells received by the Company also extends to the Company's handling of tumor cells, the preparation of vaccines by the Company and the Company's manufacturing practices. Additionally, the FDA has begun an inspection of the Company's manufacturing facility in Philadelphia.

The Company believes that it will take at least three months to prepare a comprehensive response to the clinical hold inquiries received from the FDA. Given that the Company does not yet know the results of the FDA site inspection, the Company cannot predict the timeframe for resolving any issues that arise from such inspection. After a review of the Company's response, the FDA may have requests for additional information or clarifications from the Company. Accordingly, the clinical hold cannot presently be characterized as temporary or short-term.

Additionally, the Company notes that the FDA, in their notices, questions whether M-Vax and O-Vax are sufficiently developed for ongoing clinical trials to be considered adequate to support a biologics license application (BLA). The FDA notice includes a number of additional comments, questions and requests for additional information in order to resolve that issue. In view of these developments, the Company cannot currently predict when it might be in a position to file a BLA for M-Vax.

In a related matter, the Company announced that Ernest Yankee, Executive Vice President in charge of research and development, and Kamy Behzadi, Vice President of Operations, have resigned at the request of the Board of Directors. The Company has experienced professionals in each of its Regulatory, Clinical Development and Manufacturing departments who continue to work diligently to address all of the FDA's concerns.

The Company is continuing an internal review of its operations and technologies. To that end, and as a result of the oral notification of the FDA clinical hold for the M-Vax and O-Vax trials, the Company has retained a strategic consulting services firm with extensive experience in new drug development and commercialization to assist the Company in an expeditious completion of this review.





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EXCEPT FOR STATEMENTS THAT ARE HISTORICAL, THE STATEMENTS IN THIS RELEASE ARE
"FORWARD-LOOKING" STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES, AND IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN SUCH STATEMENTS, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY AVAX THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED. IN FACT, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. MANY IMPORTANT FACTORS AFFECT THE COMPANY'S PROSPECTS, INCLUDING, THE RESULTS OF THE CURRENT FDA CLINICAL HOLD FOR THE M-VAX AND O-VAX CLINICAL TRIALS AND OTHER FDA QUESTIONS REGARDING THOSE PRODUCTS, THE RESULTS OF THE FDA'S ONGOING INSPECTION OF THE COMPANY'S MANUFACTURING FACILITY, THE COMPANY'S ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDS, TO OBTAIN AND MAINTAIN ALL NECESSARY PATENTS OR LICENSES, TO DEMONSTRATE THE SAFETY AND EFFICACY OF PRODUCT CANDIDATES AT EACH STAGE OF DEVELOPMENT, TO MEET APPLICABLE REGULATORY STANDARDS AND RECEIVE REQUIRED REGULATORY APPROVALS, TO MEET OBLIGATIONS AND REQUIRED MILESTONES UNDER ITS LICENSE AGREEMENTS, TO BE CAPABLE OF PRODUCING DRUG CANDIDATES IN COMMERCIAL QUANTITIES AT REASONABLE COSTS, TO COMPETE SUCCESSFULLY AGAINST OTHER PRODUCTS, AND TO MARKET PRODUCTS IN A PROFITABLE MANNER, AS WELL AS OTHER RISKS DETAILED FROM TIME TO TIME IN AVAX'S PUBLIC DISCLOSURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. AVAX DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.





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